EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2009 Second Quarter Financial Results

ELGIN, Ill., July 29, 2009 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the second fiscal quarter of 2009, which ended June 20, 2009.

Second quarter highlights include:

 * Sales were $22.4 million, a decline of 10% compared to $24.8 million in the second quarter of fiscal 2008. For the first half of fiscal 2009, sales decreased 3%, to $46.2 million, compared to
   $47.8 million in the first half of fiscal 2008.

 * Same-branch sales declined 11%, measured for the 54 branches that were in operation throughout both the second fiscal quarters of
   2009 and 2008. On a year-to-date basis, same-branch sales
   declined 5%, measured for the 54 branches that were in operation throughout both first halves of 2009 and 2008.

 * Average sales per working day in the second quarter of 2009 were approximately $380,000, compared to $420,000 in the second quarter of fiscal 2008 and compared to $395,000 in the first quarter of fiscal 2009.

 * EPS (basic and diluted) was $0.06 compared to $0.13 in the second quarter of fiscal 2008.

While sales declined during the second quarter, our variable costs (including solvent used in servicing our customers) decreased to levels that we experienced prior to 2008. Operating expenses and SG&A were also controlled to match the revenue decline where possible. During the second quarter of fiscal 2008, we experienced higher costs for energy-related materials such as solvent and vehicle fuel, but this was partially mitigated by improved margins on our reuse solvent, as we sold solvent that had been carried in inventory at historically lower values.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc., commented, "While we continue to fight the challenges presented by the recession, we have recently noticed a flattening of our sales decline. We are encouraged by this, although we feel that there is insufficient data to conclude that sales will not decline further. We continue to gain new customers which helps to offset the reduced level of activity at many of our accounts. Due to our strong sales growth in the last half of 2008, it is possible that in future quarters of 2009, we will continue to report revenue declines versus year-ago quarters. We remain optimistic that the Company will be well positioned to resume its sales growth if our customers return to their historic levels of activity."

Mr. Greg Ray, CFO and VP of Business Management, stated, "Our financial performance for the second quarter of 2009 was adversely impacted by our revenue decline. However, with our cost of sales in line, we were able to maintain profitability. The reuse sales market picked up in the second quarter and we were able to report a small benefit from these sales. Our operating expenses and discretionary spending were reduced where practical. We continued to strengthen our balance sheet, ending the quarter with no bank debt. Following the end of the quarter, we acquired for $3.5 million the industrial real estate we have been occupying as a tenant in Indianapolis -- the site of our state-of-art solvent recycling facility and our largest hub. We expect this will give us greater certainty regarding control of the property and provide a modest benefit in reduced rent expense in coming quarters."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the current recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 30, 2009. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 58 branches serving over 39,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on July 30, 2009 at 10:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results.

Interested parties can listen to the audio webcast available through our company website, www.crystal-clean.com/investor/, and can participate in the call by dialing (719) 325-4862.

 Financial Statements

                     Heritage-Crystal Clean, Inc.
                      Consolidated Balance Sheets
          (In Thousands, Except Share and Par Value Amounts)
                             (Unaudited)

                                                 June 20,    January 3,
                                                   2009        2009
                                                ---------    ---------
 ASSETS

 Current Assets:
  Cash and cash equivalents                     $  2,210    $    327
  Receivables:
   Trade, net of allowance for doubtful
    accounts of $390 and $616 at June 20, 2009
    and January 3, 2009, respectively             12,760      14,040
   Trade - affiliates                                201         331
   Other                                              76         245
                                                ---------   ---------
    Total receivables                             13,037      14,616
  Income tax refund                                   --         480
  Inventory, net                                   9,737      10,609
  Deferred tax assets                                826         942
  Prepaid income taxes                             1,176         901
  Prepaid and other current assets                 1,570       1,386
                                                ---------   ---------
 Total Current Assets                             28,556      29,261
  Property, plant and equipment:
   Leasehold improvements                            780         758
   In-service equipment                           26,295      24,634
   Machinery, vehicles, and equipment             11,684      11,492
   Construction in progress                          771         427
                                                ---------   ---------
                                                  39,530      37,311
   Less: accumulated depreciation                (17,950)    (16,433)
                                                ---------   ---------
    Net property, plant and equipment             21,580      20,878
  Software and intangible assets, net of
   accumulated amortization of $1,713 and
   $1,524 at June 20, 2009 and January 3,
   2009, respectively                              2,913       1,877
                                                ---------   ---------
 Total Assets                                   $ 53,049    $ 52,016
                                                =========   =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
  Accounts payable                              $  5,481    $  5,227
  Accounts payable - affiliates                      178         534
  Accrued salaries, wages, and benefits            1,806       1,920
  Taxes payable                                    1,061         978
  Accrued workers compensation                       645         526
  Other accrued expenses                             714         876
                                                ---------   ---------
 Total Current Liabilities                         9,885      10,061
   Note payable - bank                                --          20
   Deferred tax liabilities                          618         379
                                                ---------   ---------
 Total Liabilities                                10,503      10,460

 Commitments and contingencies

 STOCKHOLDERS' EQUITY:

 Common stock - 15,000,000 shares authorized
  at $0.01 par value, 10,700,080 and 10,680,609
  shares issued and outstanding at June 20,
  2009 and January 3, 2009, respectively             107         107
 Additional paid-in capital                       42,931      42,643
 Accumulated deficit                                (492)     (1,194)
                                                ---------   ---------
 Total Stockholders' Equity                       42,546      41,556
                                                ---------   ---------
 Total Liabilities and Stockholders' Equity     $ 53,049    $ 52,016
                                                =========   =========

                   Heritage-Crystal Clean, Inc.
               Consolidated Statements of Operations
              (In Thousands, Except per Share Amounts)
                           (Unaudited)

                                  Second Quarter       First Half
                                      Ended,             Ended,
                               June 20,  June 14,  June 20,  June 14,
                                 2009      2008      2009      2008
                               --------  --------  --------  --------

 Sales                         $22,401   $24,838   $46,157   $47,835
 Cost of sales                   5,239     5,630    12,736    11,916
                               --------  --------  --------  --------
    Gross profit                17,162    19,208    33,421    35,919
 Operating costs                12,094    12,601    24,333    24,117
 Selling, general, and
  administrative expenses        3,979     4,131     7,831    10,763
                               --------  --------  --------  --------
   Operating income              1,089     2,476     1,257     1,039
 Interest expense - net             --        19        --       371
 Loss on retirement of fixed
  assets - net                      59        --        59        --
                               --------  --------  --------  --------
 Income before income taxes      1,030     2,457     1,198       668
 Provision for income taxes        428     1,047       496     2,027
                               --------  --------  --------  --------
 Net income (loss)                 602     1,410       702    (1,359)
 Preferred return                   --        --        --       339
                               --------  --------  --------  --------
 Net income (loss) available
  to common stockholders       $   602   $ 1,410   $   702   $(1,698)
                               ========  ========  ========  ========

 Net income (loss) per share
  available to common
  stockholders: basic          $  0.06   $  0.13   $  0.07   $ (0.19)
 Net income (loss) per share
  available to common
  stockholders: diluted        $  0.06   $  0.13   $  0.07   $ (0.19)
                               ========  ========  ========  ========

 Number of weighted average
  common shares outstanding:
  basic                         10,695    10,675    10,692     9,148
 Number of weighted average
  common shares
  outstanding: diluted          10,772    10,927    10,769     9,148
                               ========  ========  ========  ========

                   Heritage-Crystal Clean, Inc.
       Reconciliation of our Net Income (Loss) Determined in
      Accordance with GAAP to Earnings Before Interest, Taxes,
              Depreciation & Amortization (EBITDA)
                         (Unaudited)

                                 Second Quarter       First Half
                                     Ended,             Ended,
                                  (Dollars in        (Dollars in
                                   thousands)         thousands)
                               June 20,  June 14,  June 20,  June 14,
                                 2009      2008      2009      2008
                               --------  --------  --------  --------
 Net income (loss)             $   602   $ 1,410   $   702   $(1,359)

 Interest expense - net             --        19        --       371

 Provision for income taxes        428     1,047       496     2,027

 Depreciation and
  amortization                     929       821     1,806     1,597
                               --------  --------  --------  --------
 EBITDA(a)                     $ 1,959   $ 3,297   $ 3,004   $ 2,636
                               ========  ========  ========  ========

 (a) EBITDA represents net income before income tax expense, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses
     EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do.
     EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income prepared in
     accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a
     substitute for analysis of our results as reported under GAAP.
     Some of these limitations are:

 *   EBITDA does not reflect our cash expenditures, or future
     requirements, for capital expenditures or contractual
     commitments;

 *   EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

 *   EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

 *   Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

 *   We compensate for these limitations by relying primarily on our
     GAAP results and using EBITDA only as a supplement.

CONTACT:  Heritage-Crystal Clean, Inc.
          Greg Ray, Chief Financial Officer
           and VP Business Management
          (847) 836-5670